UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2008

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2008, we entered into Amendment No. 1 to First Amended and Restated Advisory Agreement, effective as of November 1, 2008, with Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, or Amendment No. 1. Amendment No. 1 reduces the annual asset management fee we pay to our advisor in connection with the management of our assets from 1.0% of our average invested assets to 0.5% of our average invested assets, calculated monthly, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter. Amendment No. 1 also provides that, effective January 1, 2009, our advisor will waive the asset management fee until the quarter following the quarter in which we generate funds from operations, or FFO, sufficient to cover 100% of the distributions declared to our stockholders for such quarter. For purposes of calculating FFO, non-recurring charges including, but not limited to, acquisition related expenses, amortization of deferred financing fees on our line of credit or other equivalent mezzanine financing, interest expense associated with our line of credit, our loans from NNN Realty Advisors, Inc. or other mezzanine loans, and gains or losses on future interest rate swaps, will be excluded.

The material terms of Amendment No. 1 are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 1 to First Amended and Restated Advisory Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC, dated as of November 26, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

December 2, 2008	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to First Amended and Restated Advisory Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC, dated as of November 26, 2008